Exhibit 99.1
ADM Reports Fourth Quarter Earnings per Share of $1.84,
$1.93 on an Adjusted Basis; Increasing Quarterly Dividend 12.5% to $0.45 per share

•Net earnings of $1.0 billion, adjusted net earnings of $1.1 billion
•Trailing four-quarter average adjusted ROIC of 13.6%

CHICAGO, January 26, 2023—ADM (NYSE: ADM) today reported financial results for the quarter ended December 31, 2022.

“ADM delivered another very strong quarter to complete an outstanding year, and the strategic work we have done throughout 2022 has positioned us well for 2023 and beyond,” said Chairman and CEO Juan Luciano.

“For the full year, we delivered adjusted EPS of $7.85, adjusted segment operating profit of $6.6 billion, and trailing four-quarter average adjusted ROIC of 13.6%. We generated cash from operations before working capital of $5.3 billion, giving us the opportunity to continue to invest in ADM while returning $2.3 billion to our shareholders in the form of dividends and share repurchases. From Nutrition revenue growth that continues to outpace the industry; to Carbohydrates Solutions results that include 26% year-over-year revenue growth in BioSolutions; to an agile, global AS&O business that supported the global food system in the midst of challenging external forces, Team ADM delivered again in 2022.

“As we look ahead, we are strengthening our focus on controllable actions to mitigate the impact of market forces, and we will continue to improve our global capabilities to serve our customers. We are also increasing our investments in the decarbonization of some of our large production facilities to enable the evolution of our Carbohydrate Solutions segment, and investing in our future by empowering new food technology platforms to address evolving consumer preferences and longer-term food security needs. We remain committed to balanced capital allocation, which includes returning cash to shareholders. We are pleased to announce today that we’re raising our quarterly dividend by 12.5%, to $0.45 per share, representing our 50th consecutive year of dividend increases.”

                                                            1

Fourth Quarter 2022 Highlights

(Amounts in millions except per share amounts)	2022	2021
Earnings per share (as reported)	$1.84	$1.38
Adjusted earnings per share[1]	$1.93	$1.50

Segment operating profit	$1,611	$1,388
Adjusted segment operating profit (loss)[1]	$1,665	$1,413
Ag Services and Oilseeds	1,184	810
Carbohydrate Solutions	261	428
Nutrition	131	160
Other Business	89	15

•Q4 2022 EPS as reported of $1.84 includes a $0.10 per share charge related primarily to impairments, restructuring, and settlement contingencies; a $0.02 per share gain related to the sale of certain assets; and a $0.01 per share tax expense related to certain discrete items. Adjusted EPS, which excludes these items, was $1.93.1

1 Non-GAAP financial measures; see pages 3, 5, 10, 11 and 12 for explanations and reconciliations, including after-tax amounts.

Quarterly Results of Operations

Ag Services & Oilseeds delivered substantially higher year-over-year results.

•Ag Services results were higher than the fourth quarter of 2021. Low water conditions reduced North American export volumes, partially offset by the South American team, which executed well to deliver higher margins and volumes. Global Trade results were lower than the strong fourth quarter of 2021, with lower ocean freight results partially offset by higher results in EMEA origination and destination marketing. The business benefited from a $110 million legal recovery related to the 2019 and 2020 closure of the Reserve, Louisiana, export facility.

•Crushing results were more than double those of the prior-year period. In North America, strong export volumes for soybean meal and growing domestic demand for renewable diesel contributed to strong margins. In EMEA, oil demand powered strong rapeseed margins, more than offsetting higher energy costs compared to the prior year. Expanding margins drove negative timing impacts in the quarter of approximately $40 million.

•RPO results were significantly higher year over year, as the business continued to execute well to meet demand for food oil, renewable diesel in the U.S. and biodiesel globally.

•Equity earnings from Wilmar were much higher versus the fourth quarter of 2021.

Carbohydrate Solutions results were substantially lower year over year.

•The Starches and Sweeteners subsegment, which includes ethanol production from our wet mills, delivered much higher year-over-year results. The North America business delivered solid volumes and strong margins in both starches and sweeteners, partially offsetting lower ethanol margins. The EMEA team effectively managed risk and delivered improved results on better margins in a continued dynamic environment. The global wheat milling business delivered higher margins driven by solid customer demand.
                                                            2

•Vantage Corn Processors results were substantially lower, as higher ethanol inventory levels pressured margins, especially compared to the very strong margin environment in the fourth quarter of 2021.

Nutrition delivered revenue growth of 7% for the quarter, and 11%1 on a constant currency basis. Q4 operating profits were significantly lower than the prior-year quarter’s.

•Human Nutrition results were lower than those of the fourth quarter of 2021. Flavors results were similar to the prior year, as strong revenue growth helped offset demand fulfillment challenges. Specialty Ingredients continued to see strong demand for its product portfolio, including plant-based proteins, offset by inventory adjustments. Health & Wellness was higher year over year, driven primarily by the bioactives portfolio, including the results from the Deerland acquisition.

•Animal Nutrition results were substantially lower than the prior-year quarter, primarily due to lower margins in amino acids driven by recovery in the global supply of lysine; pet nutrition volumes were lower in Latin America, partially driven by demand fulfillment challenges. Feed results were stronger, driven by APAC and Latin America, partially offset by the impact of softer demand in EMEA.

Other Business results were significantly higher than the prior year. Higher short-term interest rates drove improved earnings in ADM Investor Services, and captive insurance experienced favorable underwriting results and lower claim settlements versus the prior year.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $1.6 billion for the quarter includes charges of $71 million ($0.09 per share) primarily related to impairments, restructuring and settlement contingencies, and gains of $17 million ($0.02 per share) related to the sale of certain assets.
In Corporate results, interest expense increased year over year on higher interest rates. Unallocated corporate costs were higher year over year due primarily to higher IT operating and project-related costs, and higher costs in the company’s centers of excellence. Other Corporate was favorable versus the prior year primarily due to higher contributions from foreign currency-related hedge activity and lower railroad maintenance expense. Corporate results also included losses related to the mark-to-market adjustment on the Wilmar exchangeable bond and severance totaling $6 million ($0.01 per share).

The effective tax rate for the quarter was approximately 16% compared to 21% in the prior year. The decreased rate was driven primarily by changes in the geographic mix of pretax earnings in addition to lower discrete tax expense versus the prior year. The full-year tax rate was 17%.

1 Constant currency revenue is ADM's GAAP revenue adjusted for the impact of fluctuations in foreign currency exchange rates. The Company calculates constant currency revenue by converting its current period revenue using the prior period exchange rates and comparing the adjusted amount to its prior period reported results. Management believes providing constant currency revenue provides valuable supplemental information regarding its revenue and facilitates period-to-period comparison. Constant currency revenue is a non-GAAP measure and is not intended to replace or be an alternative to GAAP revenues, the most directly comparable GAAP financial measure.

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Dividend
ADM’s Board of Directors has declared a cash dividend of 45.0 cents per share on the company’s common stock. The dividend is payable on March 2, 2023, to shareholders of record on Feb. 9, 2023. This is ADM’s 365th consecutive quarterly payment, a record of 91 years of uninterrupted dividends. As of Dec. 31, 2022, there were 547,069,584 shares of ADM common stock outstanding.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q4 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on January 26, 2023, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
ADM unlocks the power of nature to enrich the quality of life. We’re a premier global human and animal nutrition company, delivering solutions today with an eye to the future. We’re blazing new trails in health and well-being as our scientists develop groundbreaking products to support healthier living. We’re a cutting-edge innovator leading the way to a new future of plant-based consumer and industrial solutions to replace petroleum-based products. We’re an unmatched agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. And we’re a leader in sustainability, scaling across entire value chains to help decarbonize our industry and safeguard our planet. From the seed of the idea to the outcome of the solution, we give customers an edge in solving the nutritional and sustainability challenges of today and tomorrow. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Megan Britt
312-634-8484	872-257-8378

Financial Tables Follow

Source: Corporate Release
Source: ADM
                                                            4

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended			Year ended
	December 31			December 31
(In millions)	2022	2021	Change	2022	2021	Change

Segment Operating Profit	$1,611	$1,388	$223	$6,549	$4,638	$1,911
Specified items:
Gain on sale of assets	(17)	(55)	38	(47)	(77)	30
Impairment, restructuring, and settlement charges	71	80	(9)	147	213	(66)
Adjusted Segment Operating Profit	$1,665	$1,413	$252	$6,649	$4,774	$1,875

Ag Services and Oilseeds	$1,184	$810	$374	$4,386	$2,775	$1,611
Ag Services	417	335	82	1,374	770	604
Crushing	379	163	216	1,621	975	646
Refined Products and Other	214	185	29	837	652	185
Wilmar	174	127	47	554	378	176

Carbohydrate Solutions	$261	$428	$(167)	$1,360	$1,283	$77
Starches and Sweeteners	287	207	80	1,323	913	410
Vantage Corn Processors	(26)	221	(247)	37	370	(333)

Nutrition	$131	$160	$(29)	$736	$691	$45
Human Nutrition	96	108	(12)	566	537	29
Animal Nutrition	35	52	(17)	170	154	16

Other Business	$89	$15	$74	$167	$25	$142

Segment Operating Profit	$1,611	$1,388	$223	$6,549	$4,638	$1,911

Corporate Results	$(398)	$(377)	$(21)	$(1,316)	$(1,325)	$9

Interest expense - net	(94)	(77)	(17)	(333)	(277)	(56)
Unallocated corporate costs	(299)	(276)	(23)	(1,026)	(957)	(69)
Other	1	(22)	23	40	20	20
Specified items:
Debt extinguishment charges	—	—	—	—	(36)	36
Expenses related to acquisitions	—	(4)	4	(2)	(7)	5
Gain (loss) on debt conversion option	(3)	2	(5)	9	19	(10)
Loss on sale of assets	—	—	—	(3)	—	(3)
Restructuring and settlement charges	(3)	—	(3)	(1)	(87)	86
Earnings Before Income Taxes	$1,213	$1,011	$202	$5,233	$3,313	$1,920

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
                                                            5

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Year ended
	December 31		December 31
	2022	2021	2022	2021
	(in millions, except per share amounts)

Revenues	$26,231	$23,090	$101,848	$85,249
Cost of products sold (1)	24,469	21,440	94,278	79,262
Gross profit	1,762	1,650	7,570	5,987
Selling, general, and administrative expenses (2)	897	786	3,358	2,994
Asset impairment, exit, and restructuring costs (3)	36	80	66	164
Equity in (earnings) losses of unconsolidated affiliates	(226)	(197)	(832)	(595)
(Gain) loss on debt extinguishment (4)	—	—	—	36
Interest and investment income	(117)	(13)	(293)	(96)
Interest expense (5)	134	77	396	265
Other (income) expense - net (6,7)	(175)	(94)	(358)	(94)
Earnings before income taxes	1,213	1,011	5,233	3,313
Income tax expense (benefit) (8)	189	214	868	578
Net earnings including noncontrolling interests	1,024	797	4,365	2,735

Less: Net earnings (losses) attributable to noncontrolling interests	5	15	25	26
Net earnings attributable to ADM	$1,019	$782	$4,340	$2,709

Diluted earnings per common share	$1.84	$1.38	$7.71	$4.79

Average diluted shares outstanding	554	566	563	566

(1) Includes charges related to inventory writedowns in Ukraine of $3 million and $39 million in the current quarter and YTD respectively, and $13 million in the prior YTD. Current YTD was partially offset by an insurance settlement of $2 million.

(2) Includes settlement contingencies of $34 million and $44 million in the current quarter and YTD, respectively, and $38 million in the prior YTD. Also includes acquisition-related expenses of $2 million in the current YTD and $4 million and $7 million in the prior year quarter and YTD, respectively.

(3) Includes charges related to the impairment of certain assets and restructuring of $37 million and $67 million in the current quarter and YTD, respectively, and $80 million and $164 million in the prior year quarter and YTD, respectively.

(4) Loss in the prior YTD primarily related to the early redemption of the $500 million 2.75% notes due in 2025.
(5) Includes gains (losses) related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $(3) million and $9 million in the current quarter and YTD, respectively, and gains of $2 million and $19 million in the prior year quarter and YTD, respectively.

(6) Includes gains related to the sale of certain assets of $17 million and $44 million in the current quarter and YTD, respectively, and gains related to the sale of ethanol and certain other assets of $55 million and $77 million in the prior year quarter and YTD, respectively.

(7) Includes a pension settlement charge of $83 million in the prior YTD. Also includes exit costs of $2 million in the prior YTD.

(8) Includes the tax expense (benefit) impact of the above specified items and tax discrete items totaling $(10) million and $(16) million in the current quarter and YTD, respectively, and $41 million and $(21) million in the prior year quarter and YTD, respectively.

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Summary of Financial Condition
(unaudited)

	December 31, 2022	December 31, 2021
	(in millions)
Net Investment In
Cash and cash equivalents	$1,037	$943
Operating working capital	11,627	10,546
Property, plant, and equipment	9,933	9,890
Investments in affiliates	5,467	5,285
Goodwill and other intangibles	6,544	6,660
Other non-current assets	2,420	2,392
	$37,028	$35,716
Financed By
Short-term debt	$503	$958
Long-term debt, including current maturities	8,677	8,581
Deferred liabilities	3,232	3,410
Temporary equity	299	239
Shareholders’ equity	24,317	22,528
	$37,028	$35,716

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Summary of Cash Flows
(unaudited)

	Year ended
	December 31
	2022	2021
	(in millions)
Operating Activities
Net earnings	$4,365	$2,735
Depreciation and amortization	1,028	996
Asset impairment charges	37	125
(Gains) losses on sales/revaluation of assets	(115)	(149)
Loss on debt extinguishment	—	36
Other - net	(48)	198
Other changes in operating assets and liabilities	(1,789)	2,654
Total Operating Activities	3,478	6,595

Investing Activities
Purchases of property, plant and equipment	(1,319)	(1,169)
Net assets of businesses acquired	(22)	(1,564)
Proceeds from sale of business/assets	131	245
Investments in affiliates	(77)	(34)
Other investing activities	(113)	(147)
Total Investing Activities	(1,400)	(2,669)

Financing Activities
Long-term debt borrowings	752	1,329
Long-term debt payments	(482)	(534)
Net borrowings (payments) under lines of credit	(428)	(1,085)
Share repurchases	(1,450)	—
Cash dividends	(899)	(834)
Other	8	6
Total Financing Activities	(2,499)	(1,118)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(421)	2,808
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	7,454	4,646
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$7,033	$7,454

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Segment Operating Analysis
(unaudited)

	Quarter ended		Year ended
	December 31		December 31
	2022	2021	2022	2021
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,565	8,878	32,952	35,125
Corn	4,589	5,383	18,558	19,126
Total processed volumes	13,154	14,261	51,510	54,251

	Quarter ended		Year ended
	December 31		December 31
	2022	2021	2022	2021
	(in millions)
Revenues
Ag Services and Oilseeds	$21,032	$18,080	$79,855	$67,047
Carbohydrate Solutions	3,263	3,201	13,961	11,110
Nutrition	1,845	1,719	7,636	6,712
Other Business	91	90	396	380
Total revenues	$26,231	$23,090	$101,848	$85,249

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Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended December 31				Year ended December 31
	2022		2021		2022		2021
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$1,019	$1.84	$782	$1.38	$4,340	$7.71	$2,709	$4.79
Adjustments:
Loss (gains) on sales of assets and businesses (a)	(13)	(0.02)	(40)	(0.07)	(33)	(0.06)	(57)	(0.10)
Impairment, restructuring, and settlement charges (b)	55	0.10	70	0.12	115	0.21	237	0.42
Expenses related to acquisitions (c)	—	—	3	0.01	1	—	5	0.01
Debt extinguishment charges (d)	—	—	—	—	—	—	27	0.05
Loss (gain) on debt conversion option (e)	3	—	(2)	—	(9)	(0.02)	(19)	(0.03)
Tax adjustment (f)	5	0.01	37	0.06	7	0.01	33	0.05
Sub-total adjustments	50	0.09	68	0.12	81	0.14	226	0.40
Adjusted net earnings and adjusted EPS	$1,069	$1.93	$850	$1.50	$4,421	$7.85	$2,935	$5.19

(a)Current quarter and YTD gains of $17 million and $44 million pretax ($13 million and $33 million after tax), respectively, were related to the sale of certain assets, tax effected using the applicable tax rates. Prior year quarter and YTD gains of $55 million and $77 million pretax ($40 million and $57 million after tax), respectively were related to the sale of ethanol and certain other assets, tax effected using the applicable tax rates.
(b)Current quarter and YTD charges of $74 million and $148 million pretax ($55 million and $115 million after tax), respectively, were primarily related to the impairment of certain assets, restructuring charges, and settlement contingencies tax effected using the applicable tax rates. Current YTD charges were also partially offset by an insurance settlement, tax effected using the applicable tax rate. Prior year quarter charges of $80 million pretax ($70 million after tax) were related to the impairment of certain assets, tax effected using the applicable tax rates. Prior YTD charges of $300 million pretax ($237 million after tax) were related to the impairment of certain assets, restructuring, and legal and pension settlements, tax effected using the applicable tax rates.
(c)Current YTD acquisition-related expenses were $2 million pretax ($1 million after tax), tax effected using the applicable tax rates. Prior year quarter expenses of $4 million pretax ($3 million after tax) were related to the Deerland acquisition, tax effected using the Company’s U.S. income tax rate. Prior YTD expenses of $7 million pretax ($5 million after tax) also included expenses related to the Balto acquisition, tax effected using the Company’s U.S. income tax rate.
(d)Prior YTD debt extinguishment charges of $36 million pretax ($27 million after tax) were related to the early redemption of notes, tax effected using the Company’s U.S. income tax rate.
(e)Current quarter loss and YTD gain on debt conversion option of $3 million and $9 million pretax, respectively, ($3 million and $9 million after tax, respectively) and prior year quarter and YTD gain on debt conversion option of $2 million and $19 million pretax, respectively, ($2 million and $19 million after tax, respectively), were related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(f)Tax adjustment due to certain discrete items totaling $5 million and $7 million in the current quarter and YTD, respectively, and $37 million and $33 million in the prior year quarter and YTD.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.
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Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2022	June 30, 2022	Sep 30, 2022	Dec. 31, 2022	Dec. 31, 2022

Net earnings attributable to ADM	$1,054	$1,236	$1,031	$1,019	$4,340
Adjustments:
Interest expense	92	73	97	134	396
Other adjustments	17	7	27	62	113
Total adjustments	109	80	124	196	509
Tax on adjustments	(26)	(19)	(25)	(47)	(117)
Net adjustments	83	61	99	149	392
Total Adjusted ROIC Earnings	$1,137	$1,297	$1,130	$1,168	$4,732

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Mar. 31, 2022	June 30, 2022	Sep 30, 2022	Dec. 31, 2022	Quarter Average

Equity (1)	$23,722	$24,393	$23,997	$24,284	$24,099
+ Interest-bearing liabilities (2)	13,079	11,524	8,747	9,187	10,634
Other adjustments	13	5	25	47	23
Total Adjusted Invested Capital	$36,814	$35,922	$32,769	$33,518	$34,756

Adjusted Return on Invested Capital					13.6%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.
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Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended December 31, 2022.

					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2022	June 30, 2022	Sep 30, 2022	Dec. 31, 2022	Dec. 31, 2022
			(in millions)
Earnings before income taxes	$1,271	$1,519	$1,230	$1,213	$5,233
Interest expense	92	73	97	134	396
Depreciation and amortization	257	257	260	254	1,028
Losses (gains) on sales of assets and businesses	2	—	(29)	(17)	(44)
Asset impairment, exit, restructuring, and settlement charges	17	8	49	74	148
Railroad maintenance expense	—	9	32	26	67
Expenses related to acquisitions	2	—	—	—	2
Adjusted EBITDA	$1,641	$1,866	$1,639	$1,684	$6,830

					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2022	June 30, 2022	Sep 30, 2022	Dec. 31, 2022	Dec. 31, 2022
			(in millions)
Ag Services and Oilseeds	$1,096	$1,207	$1,166	$1,271	$4,740
Carbohydrate Solutions	396	550	391	338	1,675
Nutrition	254	304	242	196	996
Other Business	44	24	35	124	227
Corporate	(149)	(219)	(195)	(245)	(808)
Adjusted EBITDA	$1,641	$1,866	$1,639	$1,684	$6,830

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

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